Exhibit 10.6.1

Amendment of Form of Employment Agreement

Mr. [                    ] (the “Executive”) and Aleris International, Inc. (the “Company”) and for certain purposes Aleris Corporation (the “Parent”) formerly Aleris Holding Company entered into an agreement dated June 1, 2010.

The Executive, Company and Parent desire to amend the Agreement effective immediately prior to the effectiveness of the 2011 initial public offering of Parent as follows:

1. Clause (ii) of the first sentence of Section 3 is amended by replacing the words “six (6) months” with “thirty (30) days”.

2. The last sentences of Section 5(a)(ii) and (d) shall be amended to add at the end thereof the following:

;provided, further, however, notwithstanding the foregoing, if termination of employment is in anticipation of or within twelve (12) months following a Change of Control (as defined in the Aleris Corporation 2011 Equity Incentive Plan), the Severance Payment will be paid in a cash lump sum within thirty (30) days following the Date of Termination, to the extent permissible under the rules regarding a “short term deferral” within the meaning of Treasury Regulations Section 1.409A-1(b)(4) of the Code and “separation pay plans” within the meaning of Treasury Regulations Section 1.409A-1(b)(9) of the Code or otherwise not subject Executive to taxes under Section 409A of the Code. For purposes of the foregoing, a termination of employment will be deemed to be “in anticipation of” a Change of Control if such termination is for the principal purpose of avoiding or evading the Company’s or Parent’s compensation obligations that would arise upon a termination following a Change of Control.”

3. Section 5(d) is amended by replacing the words “twelve (12)” with “eighteen (18)” in the two places it appears and to add after “(ii)” the following “the product of (x) one and one-half times (y)”.

4. Except as expressly amended by this letter agreement, the Agreement shall otherwise continue in full force and effect.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Executive

Name

Aleris International, Inc.

By:
Title:

Aleris Corporation

By:
Title:

2

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